Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2006, relating to the consolidated financial statements which appear in Gerdau Ameristeel Corporation’s Annual Report on Form 40-F (File No. 333-101591) for the year ended December 31, 2005.
Tampa, Florida
March 15, 2007